Registration No. 333-85488
Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 18(a)	Trade Date: 12/02/02
(To Prospectus dated July 22, 2002 and unnumbered Pricing Supplement filed December 3, 2002)	Issue Date: 12/05/02

The date of this Pricing Supplement is December 4, 2002

CUSIP or Common Code:	41013MDG2	41013MDH0	41013MDJ6	41013MDK3

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$626,944.00	$931,590.00	$700,060.00	$1,039,175.00

Discounts and Commissions:	0.800%	1.000%	1.400%	1.500%

Reallowance:	0.150%	0.150%	0.200%	0.200%

Dealer:	99.350%	99.200%	98.800%	98.800%

Maturity Date:	12/15/06	12/15/07	12/15/10	12/15/12

Stated Annual Interest Rate:	3.350%	3.800%	4.500%	5.000%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Semi

First Payment Date:	1/15/03	1/15/03	1/15/03	6/15/03

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

1 For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488
Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 18(a)	Trade Date: 12/02/02
(To Prospectus dated July 22, 2002 and unnumbered Pricing Supplement filed December 3, 2002)	Issue Date: 12/05/02

The date of this Pricing Supplement is December 4, 2002

CUSIP or Common Code:	41013MDL1	41013MDM9	41013MDN7	41013MDP2

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$603,255.00	$1,085,840.00	$318,825.00	$2,851,370.00

Discounts and Commissions:	1.750%	2.000%	2.500%	2.750%

Reallowance:	0.275%	0.350%	0.350%	0.350%

Dealer:	98.600%	98.350%	97.850%	97.600%

Maturity Date:	12/15/14	12/15/17	12/15/22	12/15/27

Stated Annual Interest Rate:	5.050%	5.400%	5.550%	5.850%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly

First Payment Date:	1/15/03	1/15/03	1/15/03	1/15/03

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	Yes	No	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	12/15/05 Callable one time only at 100% on call date above with 30 days notice.	N/A	12/15/07 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

2 For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.